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Exhibit 23.1

Consent of Price Waterhouse LLP.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-89218) and in the Registration Statement on Form S-8 (No. 33-59870-S) of Integrated Security Systems, Inc. of our report dated February 18, 1997 appearing on page 13 of this Form 10-KSB.





PRICE WATERHOUSE LLP

Dallas, Texas
February 18, 1997